Oakwood Mortgage Investors, Inc. 1999-E
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                      Fiscal Year 2000

Note: This fiscal year-end series report, reports information on the assets included in OMI Trust 1999-E as of the end of the prepayment period that began on November 1, 1999 and ended on September 30, 2000 and as of the end of the collection period that began on November 2, 1999 and ended on October 1, 2000. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October 15, 2000, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders


                                         Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------------
Beginning                                                                            Ending             Scheduled
Principal          Scheduled      Prepaid         Liquidated        Contracts        Principal            Gross          Servicing
Balance            Principal     Principal        Principal         Repurchased      Balance             Interest        Fee
------------------------------------------------------------------------------------------------------------------------------------
293,828,355.98  (3,062,288.69)  (16,474,133.08)   (3,102,816.55)    0.00           271,189,117.66     24,569,049.62    2,586,848.26
====================================================================================================================================


    Scheduled                                            Amount
    Pass Thru         Liquidation        Reserve       Available for        Limited       Total
    Interest           Proceeds         Fund Draw      Distribution         Guarantee     Distribution
--------------------------------------------------------------------------------------------------------------------------
  21,982,201.36       2,095,438.49       0.00          46,200,909.88         0.00        46,200,909.88
==========================================================================================================================


                                                 Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------
         Beginning                Deposits                                    Investment               Ending
          Balance       Principal        Interest        Distributions        Interest                Balance
-----------------------------------------------------------------------------------------------------------------------------------
          0.00        21,662,832.57      22,664,737.57   (42,273,180.51)       55,237.85           2,109,627.48
===================================================================================================================================


                         P&I Advances at Distribution Date
  -----------------------------------------------------------------------------------
         Beginning            Recovered         Current             Ending
          Balance             Advances          Advances           Balance
  -----------------------------------------------------------------------------------
             0.00         (8,662,782.95)     10,191,494.77       1,528,711.82
  ===================================================================================

Oakwood Mortgage Investors, Inc. 1999-E
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 2000


                                              Repo Properties Brought                                Aggregate Repo Properties in
                      Gross Repossessions     Current by Borrower        Net Current Repos           Trust at Month-End
                    # Principal Balance     # Principal Balance          # Principal Balance            #       Principal Balance
                 -----------------------------------------------------------------------------------------------------------------
Nov-99               0              0.00      0            0.00          0                0.00           0                  0.00
Dec-99               2         79,967.14      0            0.00          2           79,967.14           2             79,967.14
Jan-00               3        114,336.80      0            0.00          1           34,369.66           3            114,336.80
Feb-00               9        350,523.79      0            0.00          6          236,293.99           9            350,630.79
Mar-00              29      1,187,160.82      0            0.00         21          855,263.84          30          1,205,894.63
Apr-00              42      1,553,667.95     -1      (56,879.14)        17          578,586.35          46          1,727,601.84
May-00              54      1,990,829.79      0            0.00         14          532,001.84          60          2,259,603.68
Jun-00              75      3,020,647.40      0            0.00         31        1,390,571.29          91          3,650,174.97
Jul-00              77      3,280,175.26      0            0.00         20          820,634.28         111          4,470,809.25
Aug-00              85      3,636,429.84      0            0.00         23          871,834.27         134          5,342,643.52
Sep-00              86      3,661,508.24      0            0.00         33        1,299,998.33         167          6,642,641.85

                 ----------------------------------------------------------------------------------------------------------------

Total of month
end balance        462     18,875,247.03     -1      (56,879.14)       168        6,699,520.99         653         25,844,304.47
                 ================================================================================================================
Average month
end balance         42      1,715,931.55      0       (5,170.83)        15          609,047.36          59          2,349,482.22
                 ================================================================================================================

Oakwood Mortgage Investors, Inc.  1999-E
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2000

                                                Delinquency Analysis

                      31 to 59 days                60 to 89 days             90 days and Over       Total Delinq.
          No. of     Principal                  Principal                  Principal                    Principal
          Loans      Balance              #     Balance              #     Balance               #      Balance
          ------------------------------------------------------------------------------------------------------------

   Nov-99     43     2,033,183.53         0             0.00        0               0.00          43     2,033,183.53
   Dec-99     79     3,154,071.08        14       656,623.39        0               0.00          93     3,810,694.47
   Jan-00     94     4,146,201.08        31     1,213,080.50       11         561,305.43         136     5,920,587.01
   Feb-00     83     3,423,627.35        37     1,950,481.46       27       1,120,077.10         147     6,494,185.91
   Mar-00     58     2,422,844.59        36     1,574,680.70       54       2,500,929.79         148     6,498,455.08
   Apr-00     94     3,829,099.24        26     1,207,732.00       73       3,371,630.03         193     8,408,461.27
   May-00    104     4,095,349.72        39     1,785,511.82       84       3,840,366.60         227     9,721,228.14
   Jun-00     84     3,405,278.25        58     2,590,961.19      104       4,703,591.37         246    10,699,830.81
   Jul-00    106     4,337,468.38        47     2,328,900.38      120       5,609,364.23         273    12,275,732.99
   Aug-00     97     3,921,207.29        58     2,458,427.35      139       6,897,407.27         294    13,277,041.91
   Sep-00    107     4,581,506.64        43     1,761,359.28      154       7,542,278.68         304    13,885,144.60
          ------------------------------------------------------------------------------------------------------------
          ------------------------------------------------------------------------------------------------------------


Total of month
end balance   949   39,349,837.15       389     17,527,758.07   766         36,146,950.50      2,104    93,024,545.72
              =======================================================================================================
Average month
end balance    86    3,577,257.92        35      1,593,432.55    70          3,286,086.41        191     8,456,776.88
              =======================================================================================================

Oakwood Mortgage Investors, Inc. 1999-E
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2000

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

                                                                                                Net
Prepayment   Liquidated Principal    Sales        Insur.         Total      Repossession    Liquidation      Unrecov.  FHA Insurance
Period            Balance          Proceeds      Refunds        Proceeds      Expenses        Proceeds       Advances    Coverage
------------------------------------------------------------------------------------------------------------------------------------

Nov-99                0.00              0.00         0.00           0.00          0.00             0.00          0.00          0.00
Dec-99                0.00              0.00         0.00           0.00          0.00             0.00          0.00          0.00
Jan-00                0.00              0.00         0.00           0.00          0.00             0.00          0.00          0.00
Feb-00                0.00              0.00         0.00           0.00          0.00             0.00          0.00          0.00
Mar-00           18,277.24         18,400.00       796.02      19,196.02      6,027.00        13,169.02      1,236.38          0.00
Apr-00          154,282.18        131,149.00     7,466.54     138,615.54     27,504.47       111,111.07      6,638.56          0.00
May-00           94,259.36         83,150.00     3,651.21      86,801.21     16,799.50        70,001.71      6,194.15          0.00
Jun-00          357,211.33        306,080.00    11,225.35     317,305.35     67,932.40       249,372.95     29,529.16          0.00
Jul-00          574,259.04        508,058.88     8,821.00     516,879.88    117,956.92       398,922.96     49,847.25          0.00
Aug-00          573,628.56        485,072.05    79,183.14     564,255.19    104,282.16       459,973.03     47,737.08          0.00
Sep-00        1,330,898.84      1,238,759.50    63,748.87   1,302,508.37    259,682.79     1,042,825.58    108,755.25          0.00

             ----------------------------------------------------------------------------------------------------------------------
Total         3,102,816.55      2,770,669.43   174,892.13   2,945,561.56    600,185.24     2,345,376.32    249,937.83          0.00
             =======================================================================================================================


                    Net           Current
Prepayment       Pass Thru      Period Net      Cumulative
Period           Proceeds       Gain/(Loss)     Gain/(Loss)
-----------------------------------------------------------

Nov-99                 0.00            0.00
Dec-99                 0.00            0.00
Jan-00                 0.00            0.00
Feb-00                 0.00            0.00
Mar-00            11,932.64       (6,344.60)
Apr-00           104,472.51      (49,809.67)
May-00            63,807.56      (30,451.80)
Jun-00           219,843.79     (137,367.54)
Jul-00           349,075.71     (225,183.33)
Aug-00           412,235.95     (161,392.61)
Sep-00           934,070.33     (396,828.51)

            -------------------------------------------------
Total          2,095,438.49   (1,007,378.06)   (1,007,378.06)
            =================================================

Oakwood Mortgage Investors, Inc. 1999-E
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:                             Fiscal Year 2000

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                 Original         Beginning              Beginning           Current          Current
                Cert.           Certificate      Certificate        Principal Shortfall     Principal        Principal
                Class            Balances          Balances             Carry-Over             Due              Paid
--------------------------------------------------------------------------------------------------------------------------

A-1                               224,778,000.00    224,778,000.00         0.00         22,639,238.32    22,639,238.32
A-1 Outstanding Writedown                                     0.00

M-1                                18,658,000.00     18,658,000.00         0.00                  0.00             0.00
M-1 Outstanding Writedown                                     0.00

M-2                                11,166,000.00     11,166,000.00         0.00                  0.00             0.00
M-2 Outstanding Writedown                                     0.00

B-1                                13,516,000.00     13,516,000.00         0.00                  0.00             0.00
B-1 Outstanding Writedown                                     0.00

B-2                                16,895,000.00     16,895,000.00         0.00                  0.00             0.00
B-2 Outstanding Writedown                                     0.00

Excess Asset Principal Balance      8,815,355.98      8,815,355.98         0.00                  0.00             0.00

                                                 -------------------------------------------------------------------------

                                                    293,828,355.98         0.00         22,639,238.32    22,639,238.32
                                                 =========================================================================

                                 Ending Principal        Accelerated                         Ending                   Principal Paid
                Cert.            Shortfall Carry-         Principal      Writedown         Certificate       Pool      Per $1,000
                Class                  Over              Distribution     Amounts           Balances        Factor    Denomination
-----------------------------------------------------------------------------------------------------------------------------------

A-1                                       0.00         2,091,860.28           0.00     200,046,901.40      88.99754%     100.72
A-1 Outstanding Writedown                                                     0.00               0.00           0.00       0.00

M-1                                       0.00                 0.00           0.00      18,658,000.00     100.00000%       0.00
M-1 Outstanding Writedown                                                     0.00               0.00           0.00       0.00

M-2                                       0.00                 0.00           0.00      11,166,000.00     100.00000%       0.00
M-2 Outstanding Writedown                                                     0.00               0.00           0.00       0.00

B-1                                       0.00                 0.00           0.00      13,516,000.00     100.00000%       0.00
B-1 Outstanding Writedown                                                     0.00               0.00           0.00       0.00

B-2                                       0.00                 0.00           0.00      16,895,000.00     100.00000%       0.00
B-2 Outstanding Writedown                                                     0.00               0.00           0.00       0.00

Excess Asset Principal Balance            0.00        (2,091,860.28)          0.00      10,907,216.26

                                -------------------------------------------------------------------------------------

                                          0.00                 0.00           0.00     271,189,117.66           4.89
                                =====================================================================================

                            (1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.


Oakwood Mortgage Investors, Inc. 1999-E
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2000


CERTIFICATE INTEREST ANALYSIS

                                                Beginning Carry-   Current Priority                         Ending Carry-
           Certificate        Pass-Through       Over Priority         Interest          Interest                Over
              Class               Rate          Interest Balance       Accrual             Paid                Balance
                             ----------------------------------------------------------------------------------------------


A-1                            7.60800%                 0.00        14,801,436.95      14,801,436.95                0.00
A-1  Carryover Interest            0.00                 0.00                                    0.00                0.00
A-1  Writedown Interest            0.00                 0.00                                    0.00                0.00

M-1                            8.29700%                 0.00         1,419,049.72       1,419,049.72                0.00
M-1  Carryover Interest            0.00                 0.00                                    0.00                0.00
M-1  Writedown Interest            0.00                 0.00                                    0.00                0.00

M-2                            8.40000%                 0.00           859,782.00         859,782.00                0.00
M-2 Carryover Interest             0.00                 0.00                                    0.00                0.00
M-2 Writedown Interest             0.00                 0.00                                    0.00                0.00

B-1                            7.80000%                 0.00           966,394.00         966,394.00                0.00
B-1  Carryover Interest            0.00                 0.00                                    0.00                0.00
B-1  Writedown Interest            0.00                 0.00                                    0.00                0.00

B-2                            6.00000%                 0.00           929,225.00         929,225.00                0.00
B-2  Carryover Interest            0.00                 0.00                                    0.00                0.00
B-2  Writedown Interest            0.00                 0.00                                    0.00                0.00

X                                              14,792,579.02         3,006,313.69               0.00       17,798,892.71

R                                                       0.00                 0.00               0.00                0.00

Service Fee                    1.00000%                 0.00         2,586,848.26       2,493,923.61 (1)       92,924.65
                                        ---------------------------------------------------------------------------------

                                               14,792,579.02        24,569,049.62      21,469,811.28       17,891,817.36
                                        =================================================================================



                              Interest Paid
           Certificate          Per $1,000           Cert.       TOTAL
              Class            Denomination         Class    DISTRIBUTION
                             -------------------------------------------------


A-1                                  65.85           A-1        39,532,535.55
A-1  Carryover Interest               0.00
A-1  Writedown Interest               0.00

M-1                                  76.06           M-1         1,419,049.72
M-1  Carryover Interest               0.00
M-1  Writedown Interest               0.00

M-2                                  77.00           M-2           859,782.00
M-2 Carryover Interest                0.00
M-2 Writedown Interest                0.00

B-1                                  71.50           B-1           966,394.00
B-1  Carryover Interest               0.00
B-1  Writedown Interest               0.00

B-2                                  55.00           B-2           929,225.00
B-2  Carryover Interest               0.00
B-2  Writedown Interest               0.00

X                                                     X                  0.00

R                                                     R                  0.00

Service Fee                                                      2,493,923.61
                                                             -----------------

                                                                46,200,909.88 (1)
                                                             =================

(1) Pursuant to the applicable pooling and servicing agreement, $2,493,923.61 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer.
Consequently, the total amount distributed on the certificates during the fiscal year was $43,706,986.27